Nikola Corporation Reports Second Quarter 2022 Results

•Produced 50 Nikola Tre BEVs in Coolidge, Arizona, and delivered 48 to dealers
•Reported revenues of $18.1 million and adjusted net loss per share of $0.25
•Cash & Restricted Cash of $529.2 million and $312.5 million remaining ELOC commitment totaling $841.8 million in total liquidity at the end of Q2, up from $794.0 million in Q1
•Announced station progress in California in the cities of Ontario, Colton, and a location servicing the Port of Long Beach
•Stockholders approved proposal 2 increasing authorized shares from 600 million to 800 million

PHOENIX – August 4, 2022 -- Nikola Corporation (Nasdaq: NKLA), a global leader in zero-emissions transportation solutions, today reported financial results for the quarter ended June 30, 2022.

“Our momentum continued during the second quarter as we began delivering production vehicles to dealers and recognizing revenue from the sale of our Nikola Tre BEVs,” said Mark Russell, Nikola’s Chief Executive Officer. “We are committed to executing on our second half milestones.”

Financial Overview

	Q2 2022 Actual		Q2 2022 Guidance
	Production	Deliveries	Production	Deliveries
Tre BEV	50	48	50 - 60	50 - 60
MCT*	NA	4	NA	NA
Total	50	52	50 - 60	50 - 60

We reported $18.1 million in revenues on deliveries of 48 Tre BEVs and four (4) Mobile Charging Trailers (MCT) in Q2. Two (2) additional Tre BEVs were delivered in the first week of July, which will be reported as part of Q3 revenues. We increased our total liquidity to $841.8 million in Q2 from $794.0 million at the end of Q1. As mentioned in May, we also successfully raised $200 million in a private placement of convertible notes during the quarter.

Nikola Tre BEV Update

During the second quarter, we produced 50 Nikola Tre BEVs and delivered 48 of those to dealers. We also continued pilot testing with a number of fleets to help facilitate additional orders and build our backlog. Pilots completed / ongoing include:

•TTSI (Complete) – 106 days / 11,752 miles / 93% uptime
•Univar Solutions (Complete) – 14 days / 858 miles / 100% uptime
•Covenant Logistics (Extended & Ongoing) – 111 days / 3,423 miles / 94% uptime
•RoadOne / IKEA (Complete) – 36 days / 3,285 miles / 91% uptime
•Benore Logistics Systems (Complete) – 30 days / 2,296 miles / 100% uptime

*MCTs are merchandised goods sourced from external suppliers and therefore are not a part of our manufacturing costs.

Nikola Tre FCEV Program Update

In the second quarter, we began Tre FCEV alpha pilot testing with TTSI in Southern California. As of today, the trucks have accumulated over 3,800 miles. We expect to begin FCEV pilot testing with Walmart in Southern California on August 22.

During the second quarter, we began building the first Tre FCEV betas. The first batch of betas are scheduled to be complete by the end of August. We expect to build two additional batches of Tre FCEV betas by the end of the fourth quarter. Beta trucks incorporate learnings from the alpha trials and will be used for engineering and product development.

Coolidge, Arizona Manufacturing Facility Update

We are ramping up production capacity in Coolidge, Arizona. We expect to increase our throughput to five units per shift by November of this year. Phase 2 expansion is underway and on track to be completed by Q1 2023.

H2 Dispensing Station Updates

On August 4, we announced we had made significant progress in partnership with TravelCenters of America on the first hydrogen dispensing station in Ontario, California. We have executed the definitive agreement, agreed on the station design, and have ordered key equipment.

We also executed a land lease in Colton, California to build a greenfield hydrogen dispensing station, and entered into an agreement to lease a parcel servicing the Port of Long Beach to build a greenfield hydrogen dispensing station. We anticipate the stations will be complete by Q4 2023.

Nikola - IVECO European JV

In June, together with IVECO, we agreed to expand our 50/50 European JV to include engineering and product development. During the second quarter, the JV entity began building the first EU Tre 4x2 BEV alphas. Production for EU Tre BEV is expected to commence in the second half of 2023. The JV also started building EU Tre FCEV betas, which are expected to begin production in the first half of 2024.

Second Quarter Financial Highlights

(In thousands, except share and per share data)	Q2 2022	Q2 2021	Q2 2022 YTD	Q2 2021 YTD
Gross loss	$(29,257)	$—	$(28,826)	$—
Loss from operations	$(172,231)	$(138,398)	$(323,540)	$(258,988)
Net loss	$(172,997)	$(143,231)	$(325,938)	$(263,455)
Adjusted EBITDA (1)	$(94,345)	$(73,906)	$(173,498)	$(127,340)
Net loss per share, basic	$(0.41)	$(0.36)	$(0.78)	$(0.67)
Net loss per share, diluted	$(0.41)	$(0.36)	$(0.78)	$(0.67)
Non-GAAP net loss per share, basic(1)	$(0.25)	$(0.20)	$(0.45)	$(0.34)
Non-GAAP net loss per share, diluted(1)	$(0.25)	$(0.20)	$(0.45)	$(0.34)
Weighted-average shares outstanding, basic	425,323,391	394,577,711	420,266,181	393,390,377
Weighted-average shares outstanding, diluted	425,323,391	394,577,711	420,266,181	393,390,377
(1) A reconciliation of the non-GAAP versus GAAP information is provided below in the financial statement tables in this press release.

Business Outlook

We remain on track to achieve the following milestones in 2022:

•Deliver 300 to 500 production Tre BEV trucks
•Successful FCEV alpha pilot testing with Anheuser-Busch and TTSI
•Build, validate and test Tre FCEV beta trucks
•Announce location, break ground, and commence construction of the first hydrogen production hub in Arizona
•Announce two or more dispensing station partners in California

Webcast and Conference Call Information

Nikola will host a webcast to discuss its second quarter results at 6:30 a.m. Pacific Time (9:30 a.m. Eastern Time) on August 4, 2022. To access the webcast, parties in the United States should follow this link: https://www.webcast-eqs.com/register/nikola20220804/en.

The live audio webcast, along with supplemental information, will be accessible on the Company's Investor Relations website at https://nikolamotor.com/investors/news?active=events. A recording of the webcast will also be available following the earnings call.

About Nikola Corporation

Nikola Corporation is globally transforming the transportation industry. As a designer and manufacturer of zero-emission battery-electric and hydrogen-electric vehicles, electric vehicle drivetrains, vehicle components, energy storage systems, and hydrogen station infrastructure, Nikola is driven to revolutionize the economic and environmental impact of commerce as we know it today. Founded in 2015, Nikola Corporation is headquartered in Phoenix, Arizona. For more information, visit www.nikolamotor.com or Twitter @nikolamotor.

Forward-Looking Statements

This press release contains certain forward-looking statements within the meaning of federal securities laws with respect to Nikola Corporation (the "Company"), including statements relating to the Company's future performance and milestones; expected timing of manufacturing facility expansion and production capacity; expectations regarding hydrogen dispensing stations, our joint venture, and our pilot programs; timing of completion of testing, production, as well as other milestones; the Company’s business outlook; and terms and potential benefits of planned collaborations with strategic partners. These forward-looking statements generally are identified by words such as "believe," "project," "expect," "anticipate," "estimate," "intend," "strategy," "future," "opportunity," "plan," "may," "should," "will," "would," and similar expressions. Forward-looking statements are predictions, projections, and other statements about future events based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. Many factors could cause actual future events to differ materially from the forward-looking statements in this press release, including but not limited to: design and manufacturing changes and delays, including global shortages in parts and materials; general economic, financial, legal, regulatory, political and business conditions and changes in domestic and foreign markets; the potential effects of COVID-19; the outcome of legal, regulatory and judicial proceedings to which the Company is, or may become a party; demand for and customer acceptance of the Company’s trucks; the results of customer pilot testing; the execution and terms of definitive agreements; risks associated with development and testing of fuel-cell power modules and hydrogen storage systems; risks related to the rollout of the Company’s business and the timing of expected business milestones; the effects of competition on the Company’s future business; the availability of and need for capital; the impact of our recently-announced planned acquisition; and the factors, risks and uncertainties regarding the Company's business described in the "Risk Factors" section of the Company's quarterly report on Form 10-Q for the quarter ended March 31, 2022 filed with the SEC, in addition to the Company's subsequent filings with the SEC. These filings identify and address other important risks and uncertainties that could cause the Company's actual events and results to differ materially from those contained in the forward-looking statements. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and, except as required by law, the Company assumes no obligation and does not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise.

Use of Non-GAAP Financial Measures

This press release references Adjusted EBITDA, non-GAAP net loss, and non-GAAP net loss per share, basic and diluted, all of which are non-GAAP financial measures and are presented as supplemental measures of the Company's performance. The Company defines Adjusted EBITDA as earnings before interest expense, taxes, depreciation and amortization, stock-based compensation expense, and certain other items determined by the Company. Non-GAAP net loss is defined as net loss adjusted for stock-based compensation expense and certain other items determined by the Company. Non-GAAP net loss per share basic and diluted is defined as non-GAAP net loss divided by weighted average basic and diluted shares outstanding. These non-GAAP measures are not substitutes for or superior to measures of financial performance prepared in accordance with generally accepted accounting principles in the United States (GAAP) and should not be considered as an alternative to any other performance measures derived in accordance with GAAP.

The Company believes that presenting these non-GAAP measures provides useful supplemental information to investors about the Company in understanding and evaluating its operating results, enhancing the overall understanding of its past performance and future prospects, and allowing for greater transparency with respect to key financial metrics used by its management in financial and operational-decision making. However, there are a number of limitations related to the use of non-GAAP measures and their nearest GAAP equivalents. For example, other companies may calculate non-GAAP measures differently or may use other measures to calculate their financial performance, and therefore any non-GAAP measures the Company uses may not be directly comparable to similarly titled measures of other companies.

CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except share and per share data)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
Revenues:
Truck sales	$17,383	$—	$17,383	$—
Service and other	751	—	2,638	—
Total revenues	18,134	—	20,021	—
Cost of revenues:
Truck sales	46,781	—	46,781	—
Service and other	610	—	2,066	—
Total cost of revenues	47,391	—	48,847	—
Gross loss	(29,257)	—	(28,826)	—
Operating expenses:
Research and development(1)	63,106	67,726	137,663	122,889
Selling, general, and administrative(1)	79,868	70,672	157,051	136,099
Total operating expenses	142,974	138,398	294,714	258,988
Loss from operations	(172,231)	(138,398)	(323,540)	(258,988)
Other income (expense):
Interest expense, net	(2,808)	(92)	(3,019)	(101)
Revaluation of warrant liability	3,341	(2,511)	2,907	(1,560)
Other income (expense), net	(27)	(1,102)	1,806	(883)
Loss before income taxes and equity in net loss of affiliates	(171,725)	(142,103)	(321,846)	(261,532)
Income tax expense	2	2	2	3
Loss before equity in net loss of affiliates	(171,727)	(142,105)	(321,848)	(261,535)
Equity in net loss of affiliates	(1,270)	(1,126)	(4,090)	(1,920)
Net loss	$(172,997)	$(143,231)	$(325,938)	$(263,455)

Net loss per share:
Basic	$(0.41)	$(0.36)	$(0.78)	$(0.67)
Diluted	$(0.41)	$(0.36)	$(0.78)	$(0.67)
Weighted average shares outstanding:
Basic	425,323,391	394,577,711	420,266,181	393,390,377
Diluted	425,323,391	394,577,711	420,266,181	393,390,377

(1) Includes stock-based compensation as follows:

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
Research and development	$9,300	$10,228	$18,007	$20,550
Selling, general, and administrative	45,541	42,442	90,362	82,386
Total stock-based compensation expense	$54,841	$52,670	$108,369	$102,936

CONSOLIDATED BALANCE SHEETS
(In thousands, except share and per share data)

	June 30,	December 31,
	2022	2021
	(Unaudited)
Assets
Current assets
Cash and cash equivalents	$441,765	$497,241
Accounts receivable, net	16,726	—
Inventory	52,105	11,597
Prepaid expenses and other current assets	34,802	15,891
Total current assets	545,398	524,729
Restricted cash and cash equivalents	87,459	25,000
Long-term deposits	37,740	27,620
Property, plant and equipment, net	311,732	244,377
Intangible assets, net	95,395	97,181
Investment in affiliates	79,726	61,778
Goodwill	5,238	5,238
Other assets	4,287	3,896
Total assets	$1,166,975	$989,819
Liabilities and stockholders' equity
Current liabilities
Accounts payable	$87,479	$86,982
Accrued expenses and other current liabilities	156,610	93,487
Debt and finance lease liabilities, current	9,518	140
Total current liabilities	253,607	180,609
Long-term debt and finance lease liabilities, net of current portion	273,309	25,047
Operating lease liabilities	2,349	2,263
Warrant liability	1,377	4,284
Other long-term liabilities	37,070	84,033
Deferred tax liabilities, net	12	11
Total liabilities	567,724	296,247
Commitments and contingencies (Note 9)
Stockholders' equity
Preferred stock	—	—
Common stock	43	41
Additional paid-in capital	2,176,945	1,944,341
Accumulated deficit	(1,576,550)	(1,250,612)
Accumulated other comprehensive loss	(1,187)	(198)
Total stockholders' equity	599,251	693,572
Total liabilities and stockholders' equity	$1,166,975	$989,819

CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Six Months Ended June 30,
	2022	2021
Cash flows from operating activities
Net loss	$(325,938)	$(263,455)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	9,676	3,710
Stock-based compensation	108,369	102,936
Non-cash in-kind services	—	27,723
Equity in net loss of affiliates	4,090	1,920
Revaluation of financial instruments	192	1,560
Issuance of common stock for commitment shares	—	2,625
Inventory write-downs	10,890	—
Non-cash interest expense	2,457	—
Other non-cash activity	273	1,010
Changes in operating assets and liabilities:
Accounts receivable, net	(16,726)	—
Inventory	(60,468)	(2,267)
Prepaid expenses and other current assets	(12,631)	(4,024)
Accounts payable, accrued expenses and other current liabilities	15,395	9,535
Long-term deposits	(8,281)	(7,247)
Other assets	(608)	—
Operating lease liabilities	(277)	—
Other long-term liabilities	(224)	—
Net cash used in operating activities	(273,811)	(125,974)
Cash flows from investing activities
Purchases and deposits of property, plant and equipment	(67,316)	(64,787)
Investments in affiliates	(23,027)	(25,000)
Proceeds from sale of equipment	—	200
Net cash used in investing activities	(90,343)	(89,587)
Cash flows from financing activities
Proceeds from the exercise of stock options	565	3,839
Proceeds from issuance of shares under the Tumim Purchase Agreements	123,672	—
Proceeds from issuance of Convertible Notes, net of discount and issuance costs	183,510	—
Proceeds from issuance of Collateralized Promissory Note	50,000	—
Proceeds from issuance of financing obligation, net of issuance costs	38,582	—
Repayment of Promissory Note	(25,000)	(4,100)
Payments on finance lease liabilities and financing obligation	(192)	(518)
Payments for issuance costs	—	(244)
Net cash provided by (used in) financing activities	371,137	(1,023)
Net increase (decrease) in cash and cash equivalents, including restricted cash	6,983	(216,584)
Cash and cash equivalents, including restricted cash, beginning of period	522,241	849,278
Cash and cash equivalents, including restricted cash, end of period	$529,224	$632,694

Reconciliation of GAAP Financial Metrics to Non-GAAP
(In thousands, except share and per share data)
(Unaudited)

Reconciliation of Net Loss to EBITDA and Adjusted EBITDA

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
Net loss	$(172,997)	$(143,231)	$(325,938)	$(263,455)
Interest expense, net	2,808	92	3,019	101
Income tax expense	2	2	2	3
Depreciation and amortization	6,565	1,905	9,676	3,710
EBITDA	(163,622)	(141,232)	(313,241)	(259,641)
Stock-based compensation	54,841	52,670	108,369	102,936
Revaluation of financial instruments	196	2,511	192	1,560
Equity in net loss of affiliates	1,270	1,126	4,090	1,920
Regulatory and legal matters (1)	12,970	11,019	27,092	25,885
Adjusted EBITDA	$(94,345)	$(73,906)	$(173,498)	$(127,340)
(1) Regulatory and legal matters include legal, advisory, and other professional service fees incurred in connection with the short-seller article from September 2020, and investigations and litigation related thereto.

Reconciliation of GAAP to Non-GAAP Net Loss, and GAAP to Non-GAAP Net Loss per Share, basic and diluted

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
Net loss	$(172,997)	$(143,231)	$(325,938)	$(263,455)
Stock-based compensation	54,841	52,670	108,369	102,936
Revaluation of financial instruments	196	2,511	192	1,560
Regulatory and legal matters(1)	12,970	11,019	27,092	25,885
Non-GAAP net loss	$(104,990)	$(77,031)	$(190,285)	$(133,074)
Non-GAAP net loss per share:
Basic	$(0.25)	$(0.20)	$(0.45)	$(0.34)
Diluted	$(0.25)	$(0.20)	$(0.45)	$(0.34)
Weighted average shares outstanding:
Basic	425,323,391	394,577,711	420,266,181	393,390,377
Diluted	425,323,391	394,577,711	420,266,181	393,390,377
(1) Regulatory and legal matters include legal, advisory, and other professional service fees incurred in connection with the short-seller article from September 2020, and investigations and litigation related thereto.

INVESTOR INQUIRIES:
investors@nikolamotor.com